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                                                                    EXHIBIT 10.2

                           U.S. LEGAL SUPPORT, INC.
                            STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT dated ______________________________________, and delivered by U.S. LEGAL SUPPORT, INC., a Texas corporation (the "Company"), to _____________________________________ (the "Grantee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company has adopted the Litigation Resources of America, Inc. 1997 Stock Incentive Plan (the "Plan") pursuant to which the Company may grant Options to eligible individuals to purchase Common Stock of the Company pursuant to the terms and conditions as set forth in the Plan; and

     WHEREAS, the Company has determined that it would further the purposes of the Plan to grant an Option to the Grantee;

     NOW, THEREFORE, the Company hereby grants to the Grantee a Nonqualified Stock Option (as defined in the Plan) to purchase ________________________ (_______________) shares of Company's Common Stock, $.01 par value, at a price of $____________ per share. Twenty percent (20%) of the number of shares subject to the Option shall be exercisable on each of the next five anniversaries of the date hereof.

     This Option shall be subject to and governed by the terms and conditions of the Plan, a copy of which is attached hereto. This Option shall expire on ________________________ unless it shall terminate prior thereto in accordance with the provisions of the Plan.

     IN WITNESS WHEREOF, this Stock Option Agreement has been executed on behalf of the Company by its officer thereunto duly authorized and by the Grantee in acceptance of the above-mentioned Option, subject to the terms and conditions of the Plan, all as of the day and year first above written.

                                         U.S. LEGAL SUPPORT, INC.


                                         By:___________________________________
                                            Chief Executive Officer

                                         GRANTEE:


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